EXHIBIT 99-1

PRO FORMA FINANCIAL INFORMATION

         On April 24, 1996, MidAmerican Energy Company's (the Company) shareholders approved a proposal to form MidAmerican Energy Holdings Company (Holding Company) as the holding company for the Company, MidAmerican Capital Company (MidAmerican Capital) and Midwest Capital Group, Inc. (Midwest Capital). The transaction is structured as a share exchange with each share of Company common stock being exchanged for one share of Holding Company common stock. All regulatory approvals have been obtained and it is managements's intention to complete the transaction on or about December 1, 1996.

     The following pro forma consolidated balance sheet and statements of income of the Company are based on the historical Consolidated Financial Statements of the Company and its subsidiaries at September 30, 1996 and for the nine and twelve months then ended and for the twelve months ended December 31, 1995. The pro forma information reflects the planned dividend by the Company of all the shares of stock of MidAmerican Capital and Midwest Capital to Holding Company.

     "As Reported" amounts reflect the Company's oil and gas subsidiary, a coal mining subsidiary and a computer information subsidiary as discontinued operations in accordance with Accounting Principles Board Opinion No. 30
"Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". The pro forma adjustments reflect the dividend of MidAmerican Capital and Midwest Capital to Holding Company. The pro forma amounts represent the operations that will remain a part of the Company.

                                                                    EXHIBIT 99.1

                          MIDAMERICAN ENERGY COMPANY
                   PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                         PRO FORMA
                                                        AS REPORTED     ADJUSTMENTS    PRO FORMA
                                                        -----------     -----------    ----------
OPERATING REVENUES
Electric utility ....................................    $  840,023     $     --       $  840,023
Gas utility .........................................       354,506           --          354,506
Nonregulated ........................................       139,211       (139,211)          --
                                                         ----------     ----------     ----------
                                                          1,333,740       (139,211)     1,194,529
OPERATING EXPENSES
Utility:
Cost of fuel, energy and capacity ...................       177,662           --          177,662
Cost of gas sold ....................................       219,725           --          219,725
Other operating expenses ............................       260,126           --          260,126
Maintenance .........................................        68,616           --           68,616
Depreciation and amortization .......................       123,126           --          123,126
Property and other taxes ............................        71,788           --           71,788
                                                         ----------     ----------     ----------
                                                            921,043           --          921,043
Nonregulated:
Cost of sales .......................................       124,497       (124,497)          --
Other ...............................................        25,136        (25,136)          --
                                                         ----------     ----------     ----------
                                                            149,633       (149,633)          --
                                                         ----------     ----------     ----------
Total operating expenses ............................     1,070,676       (149,633)       921,043
                                                         ----------     ----------     ----------

OPERATING INCOME ....................................       263,064         10,422        273,486
                                                         ----------     ----------     ----------

NON-OPERATING INCOME
Interest income .....................................         3,088         (2,078)         1,010
Dividend income .....................................        13,081        (13,081)          --
Realized gains and losses on securities, net ........         3,204         (3,204)          --
Other, net ..........................................           541         (7,826)        (7,285)
                                                         ----------     ----------     ----------
                                                             19,914        (26,189)        (6,275)
                                                         ----------     ----------     ----------
INTEREST CHARGES
Interest on long-term debt ..........................        77,523        (17,876)        59,647
Other interest expense ..............................         8,279            (99)         8,180
Allowance for borrowed funds ........................        (3,286)          --           (3,286)
                                                         ----------     ----------     ----------
                                                             82,516        (17,975)        64,541
                                                         ----------     ----------     ----------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES       200,462          2,208        202,670
INCOME TAXES ........................................        79,662          5,085         84,747
                                                         ----------     ----------     ----------
INCOME FROM CONTINUING OPERATIONS ...................       120,800         (2,877)       117,923
PREFERRED DIVIDENDS .................................         6,748           --            6,748
                                                         ----------     ----------     ----------
EARNINGS ON COMMON STOCK FROM CONTINUING OPERATIONS .    $  114,052     $   (2,877)    $  111,175
                                                         ==========     ==========     ==========

                                                                    EXHIBIT 99.1



                           MIDAMERICAN ENERGY COMPANY
                   PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                     TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                         Pro Forma
                                                        As Reported     Adjustments    Pro Forma
                                                        -----------     -----------    ----------
OPERATING REVENUES
Electric utility ....................................    $1,086,681     $              $1,086,681
Gas utility .........................................       501,658           --          501,658
Nonregulated ........................................       169,765       (169,765)          --
                                                         ----------     ----------     ----------
                                                          1,758,104       (169,765)     1,588,339
OPERATING EXPENSES
Utility:
Cost of fuel, energy and capacity ...................       230,229           --          230,229
Cost of gas sold ....................................       309,558           --          309,558
Other operating expenses ............................       364,631           --          364,631
Maintenance .........................................        90,681           --           90,681
Depreciation and amortization .......................       163,684           --          163,684
Property and other taxes ............................        90,455           --           90,455
                                                         ----------     ----------     ----------
                                                          1,249,238           --        1,249,238
Nonregulated:
Cost of sales .......................................       148,432       (148,432)          --
Other ...............................................        34,235        (34,235)          --
                                                         ----------     ----------     ----------
                                                            182,667       (182,667)          --
                                                         ----------     ----------     ----------

Total operating expenses ............................     1,431,905       (182,667)     1,249,238
                                                         ----------     ----------     ----------

OPERATING INCOME ....................................       326,199         12,902        339,101
                                                         ----------     ----------     ----------

NON-OPERATING INCOME
Interest income .....................................         4,241         (2,880)         1,361
Dividend income .....................................        17,892        (17,892)          --
Realized gains and losses on securities, net ........        3,829         (3,829)          --
Other, net ..........................................        (3,034)        (4,662)        (7,696)
                                                         ----------     ----------     ----------
                                                             22,928        (29,263)        (6,335)
                                                         ----------     ----------     ----------
INTEREST CHARGES
Interest on long-term debt ..........................       103,684        (23,985)        79,699
Other interest expense ..............................        10,850           (106)        10,744
Allowance for borrowed funds ........................        (4,872)          --           (4,872)
                                                         ----------     ----------     ----------
                                                            109,662        (24,091)        85,571
                                                         ----------     ----------     ----------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES       239,465          7,730        247,195
INCOME TAXES ........................................        91,180         10,092        101,272
                                                         ----------     ----------     ----------
INCOME FROM CONTINUING OPERATIONS ...................       148,285         (2,362)       145,923
PREFERRED DIVIDENDS .................................         8,567           --            8,567
                                                         ----------     ----------     ----------
EARNINGS ON COMMON STOCK FROM CONTINUING OPERATIONS .    $  139,718     $   (2,362)    $  137,356
                                                         ==========     ==========     ==========


                                                                    EXHIBIT 99.1

                           MIDAMERICAN ENERGY COMPANY
                   PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                      TWELVE MONTHS ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                         PRO FORMA
                                                        AS REPORTED     ADJUSTMENTS    PRO FORMA
                                                        -----------     -----------   -----------
OPERATING REVENUES
Electric utility ....................................    $1,094,647     $     --       $1,094,647
Gas utility .........................................       459,588           --          459,588
Nonregulated ........................................        95,106        (95,106)          --
                                                         ----------     ----------     ----------
                                                          1,649,341        (95,106)     1,554,235
OPERATING EXPENSES
Utility:
Cost of fuel, energy and capacity ...................       230,261           --          230,261
Cost of gas sold ....................................       279,025           --          279,025
Other operating expenses ............................       399,648           --          399,648
Maintenance .........................................        85,363           --           85,363
Depreciation and amortization .......................       158,950           --          158,950
Property and other taxes ............................        96,350           --           96,350
                                                         ----------     ----------     ----------
                                                          1,249,597           --        1,249,597
Nonregulated:
Cost of sales .......................................        70,209        (70,209)          --
Other ...............................................        37,181        (37,181)
                                                         ----------     ----------     ----------
                                                            107,390       (107,390)          --
                                                         ----------     ----------     ----------

Total operating expenses ............................     1,356,987       (107,390)     1,249,597
                                                         ----------     ----------     ----------

OPERATING INCOME ....................................       292,354         12,284        304,638
                                                         ----------     ----------     ----------

NON-OPERATING INCOME
Interest income .....................................         4,485         (3,156)         1,329
Dividend income .....................................        16,954        (16,929)            25
Realized gains and losses on securities, net ........           688           (688)          --
Other, net ..........................................       (10,467)         5,039         (5,428)
                                                         ----------     ----------     ----------
                                                             11,660        (15,734)        (4,074)
                                                         ----------     ----------     ----------
INTEREST CHARGES
Interest on long-term debt ..........................       105,550        (25,417)        80,133
Other interest expense ..............................         9,449            (53)         9,396
Allowance for borrowed funds ........................        (5,552)          --           (5,552)
                                                         ----------     ----------     ----------
                                                            109,447        (25,470)        83,977
                                                         ----------     ----------     ----------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES       194,567         22,020        216,587
INCOME TAXES ........................................        66,803         17,295         84,098
                                                         ----------     ----------     ----------
INCOME FROM CONTINUING OPERATIONS ...................       127,764          4,725        132,489
PREFERRED DIVIDENDS .................................         8,059           --            8,059
                                                         ----------     ----------     ----------
EARNINGS ON COMMON STOCK FROM CONTINUING OPERATIONS .    $  119,705     $    4,725     $  124,430
                                                         ==========     ==========     ==========

                                      -3-

                                                                 EXHIBIT 99.1

                           MIDAMERICAN ENERGY COMPANY
                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                             PRO FORMA
                                              AS REPORTED   ADJUSTMENTS    PRO FORMA
                                              -----------   -----------    ----------
     ASSETS
UTILITY PLANT
Electric ....................................    $3,981,980    $   3,003     $3,984,983
Gas .........................................       718,796         --          718,796
                                                 ----------    ---------     ----------
                                                  4,700,776        3,003      4,703,779
Less accumulated depreciation and amortization    2,132,456        1,319      2,133,775
                                                 ----------    ---------     ----------
Net Utility Plant ...........................     2,568,320        1,684      2,570,004
Construction work in progress ...............        56,452         --           56,452
                                                 ----------    ---------     ----------
                                                  2,624,772        1,684      2,626,456
                                                 ----------    ---------     ----------

POWER PURCHASE CONTRACT .....................       207,725         --          207,725
                                                 ----------    ---------     ----------

INVESTMENT IN DISCONTINUED OPERATIONS .......       214,594     (199,294)        15,300
                                                 ----------    ---------     ----------

CURRENT ASSETS
Cash and cash equivalents ...................        23,138       (6,382)        16,756
Receivables .................................       196,245      (22,620)       173,625
Inventories .................................        91,061         --           91,061
Other .......................................        10,275       (3,609)         6,666
                                                 ----------    ---------     ----------
  Total .....................................       320,719      (32,611)       288,108
                                                 ----------    ---------     ----------

INVESTMENTS .................................       628,553     (522,955)       105,598
                                                 ----------    ---------     ----------

OTHER ASSETS ................................       399,755       (2,173)       397,582
                                                 ----------    ---------     ----------

TOTAL ASSETS ................................    $4,396,118    $(755,349)    $3,640,769
                                                 ==========    =========     ==========

     CAPITALIZATION AND LIABILITIES
CAPITALIZATION
Common shareholders' equity .................    $1,238,615    $(264,811)    $  973,804
Preferred shares, not subject to mandatory
  redemption.................................        77,534         --           77,534
Preferred shares, subject to mandatory
  redemption ................................        50,000         --           50,000
Long-term debt (excluding current portion)...     1,372,007     (309,657)     1,062,350
                                                 ----------    ---------     ----------
                                                  2,738,156     (574,468)     2,163,688
                                                 ----------    ---------     ----------

CURRENT LIABILITIES
Notes payable ...............................       157,728        2,335        160,063
Current portion of long-term debt ...........        77,624      (29,911)        47,713
Current portion of power purchase contract...        13,029         --           13,029
Accounts payable ............................       102,423          877        103,300
Taxes accrued ...............................        61,307         (909)        60,398
Interest accrued ............................        24,091       (5,567)        18,524
Other .......................................        59,702      (30,170)        29,532
                                                 ----------    ---------     ----------
                                                    495,904      (63,345)       432,559
                                                 ----------    ---------     ----------

OTHER LIABILITIES
Power purchase contract .....................       112,700         --          112,700
Deferred income taxes .......................       732,233     (111,707)       620,526
Investment tax credit .......................        90,692         --           90,692
Other .......................................       226,433       (5,829)       220,604
                                                 ----------    ---------     ----------
                                                  1,162,058     (117,536)     1,044,522
                                                 ----------    ---------     ----------

TOTAL CAPITALIZATION AND LIABILITIES ........    $4,396,118    $(755,349)    $3,640,769
                                                 ==========    =========     ==========

EXPLANATORY NOTE TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The pro forma adjustments on the consolidated statements of income for the nine and twelve months ended September 30, 1996, and for the twelve months ended December 31, 1995, exclude the results of MidAmerican Capital and Midwest Capital from the results of the Company's continuing operations. The pro forma adjustments on the consolidated balance sheet as of September 30, 1995, separate the assets and liabilities of MidAmerican Capital and Midwest Capital from the assets that will remain a part of the Company's continuing operations, including the effect of intercompany eliminations. The pro forma adjustment to common equity reflects the dividend of the net assets of MidAmerican Capital and Midwest Capital to the holding company as if the dividend had occurred on September 30, 1996.

                                      -5-